UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2005

SUNAIR ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Southwest Third Avenue
Fort Lauderdale, Florida 33315
(Address of Principal Executive Office) (Zip Code)

(954) 525-1505
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 8 – Other Events

Item 8.01. Other Events.

     On November 17, 2004, Sunair Electronics, Inc. (the “Company”) announced that it had entered into an agreement with an investment group pursuant to which the investment group would purchase $15 million in common stock and warrants of the Company and was given an option to purchase an additional $10 million of common stock and warrants at closing. Proceeds from the investment transaction will be used by the Company to form a new Pest and Termite Control Services Division. Upon the closing of the investment transaction, the Company contemplated that the Pest and Termite Control Services Division would be operated by Donald Karnes, David Slott and John Hayes, each of whom had previously served as executives with the TruGreen Company, a division of The ServiceMaster Company.

     As disclosed on a Form 8-K filed with the Securities and Exchange Commission on December 16, 2004, and further described in the Company’s Definitive Proxy Statement, The ServiceMaster Company filed a suit against Messrs. Karnes, Slott and Hayes to enjoin them from performing services of any kind for any entity, including the Company. A hearing on this matter was first held on December 10, 2004, in the Chancery Court of Shelby County, Tennessee, whereby The ServiceMaster Company sought a temporary restraining order against Messrs. Karnes, Slott and Hayes. The Court denied ServiceMaster’s request for a temporary restraining order, pending a full evidentiary hearing.

     The primary issue in the dispute was the interpretation and enforceability of a covenant not to compete and protection of some alleged confidential information which The Servicemaster Company fears will be exposed to or used by a prospective competitor, the Company, in the termite and pest control business.

     At the full evidentiary hearing, which was held January 24-28, 2005, the Court found that there was no evidence presented at the hearing which established that any of Messrs. Hayes, Slott and Karnes have in fact disclosed any trade secrets or confidential information of The ServiceMaster Company or the TruGreen Company or violated the terms and provisions of the covenant not to compete. The motion for a temporary injunction against Mr. Hayes was denied. It is contemplated that Mr. Hayes will become the Chief Executive Officer of the Company. However, the motion for a temporary injunction against Messrs. Karnes and Slott, who would have become divisional heads of a pest control division, was granted, pending a trial on the merits of the case.

     Although, Messrs. Karnes and Slott will not initially be involved in the Termite and Pest Control Services Division, the Company and investment group have nonetheless reaffirmed their interest to consummate the investment transaction as promptly after the annual meeting of shareholders as practicable.

     On January 31, 2005, the Company issued a press release announcing the outcome of the full evidentiary hearing, a copy of which is furnished herewith as Exhibit 99.

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Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

99	Press Release, dated January 31, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR ELECTRONICS, INC.
Date: February 1, 2005	By:	/s/ SYNNOTT B. DURHAM
Synnott B. Durham
Chief Financial Officer

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Exhibit Index

Exhibit
Number	Exhibit Title or Description
99	Press Release, dated January 31, 2005

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